UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 15, 2016

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)          CorEnergy Infrastructure Trust, Inc. (“CorEnergy” or the “Company”) announced that, effective November 15, 2016, Mr. Nate Poundstone, age 41, was appointed to serves as the Chief Accounting Officer of CorEnergy.  He has 18 years of experience in the accounting profession. Prior to joining the Company, Mr. Poundstone was Vice President and Chief Accounting Officer with CVR Energy, a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two publicly-traded master limited partnerships, CVR Refining, LP and CVR Partners, LP. Prior to joining CVR Energy in 2012, Mr. Poundstone served in various audit and professional practice roles as Senior Manager with KPMG, LLP, an international accounting and auditing firm. Mr. Poundstone earned a Bachelor of Arts Degree in Accounting from the University of Northern Iowa and is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Poundstone and any other person pursuant to which he was appointed as an officer of the Company. There are also no family relationships between Mr. Poundstone and any director or executive officer of the Company.

The Company’s officers are not employees of the Company and do not receive direct cash compensation for services rendered to CorEnergy. Rather, they are employees of Corridor InfraTrust Management, LLC, CorEnergy’s external manager (“Corridor”), and are compensated by Corridor for their services to the Company. Corridor is not obligated to dedicate certain of its employees exclusively to the Company, nor are it or its employees obligated to dedicate any specific portion of its or their time to the Company’s business. CorEnergy pays a management fee and certain other fees to Corridor, which it uses in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of CorEnergy, receive no cash compensation directly from CorEnergy.  Outside of the fees and compensation paid to Corridor by the Company, Mr. Poundstone does not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

Outgoing Chief Accountant Officer, Rebecca M. Sandring, will continue to utilize her real estate investment trust tax and structuring expertise on business development initiatives as a newly appointed Senior Vice President of CorEnergy, in addition to her continuing responsibilities as Secretary and Treasurer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: November 18, 2016	By:	/s/ David J. Schulte
David J. Schulte
President and CEO